Claims Asserted Against the Debtors as of September 27, 2006

		Nature
Debtor Name	Data	Administrative	General Unsecured	Priority	Secured	Grand Total
Atlantic Coast Academy, Inc.	Number of Claims	1		1	2	4
	Sum of Asserted Liquidated Amount	$217.60		$10,253.00	$597.60	$11,068.20
Atlantic Coast Airlines, Inc.	Number of Claims	17	31	4	7	59
	Sum of Asserted Liquidated Amount	$5,214,320.54	$99,599,315.75	$150,252.71	$171,610.48	$105,135,499.48
Atlantic Coast Jet, LLC	Number of Claims	1		2	2	5
	Sum of Asserted Liquidated Amount	$217.60		$621,565.00	$597.60	$622,380.20
FLYi, Inc. (formerly Atlantic Coast Airlines Holdings, Inc.)	Number of Claims	478	879	310	61	1728
	Sum of Asserted Liquidated Amount	$25,437,015.27	$809,314,774.65	$2,053,185.46	$149,778,923.48	$986,583,898.86
IA Sub., Inc. (formerly Independence Air, Inc. (DE))	Number of Claims	1	2	3	2	8
	Sum of Asserted Liquidated Amount	$217.60	$270.00	$34,706.32	$597.60	$35,791.52
Independence Air, Inc. (CA) (formerly Atlantic Coast Airline)	Number of Claims	688	3921	731	142	5482
	Sum of Asserted Liquidated Amount	$66,180,019.75	$1,090,724,409.51	$54,418,517.47	$276,260,100.69	$1,487,583,047.42
WaKeeney, Inc.	Number of Claims	1		1	2	4
	Sum of Asserted Liquidated Amount	$217.60		$10,253.00	$597.60	$11,068.20
Total Number of Claims		1187	4833	1052	218	7290
Total Sum of Asserted Liquidated Amount		$96,832,225.96	$1,999,638,769.91	$57,298,732.96	$426,213,025.05	$2,579,982,753.88